Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports Second Quarter Results

Terre Haute, Indiana, July 23, 2024 – First Financial Corporation (NASDAQ:THFF) today announced results for the second quarter of 2024.

●	Net income was $11.4 million compared to the $16.0 million reported for the same period of 2023;
●	Diluted net income per common share of $0.96 compared to $1.33 for the same period of 2023;
●	Return on average assets was 0.94% compared to 1.34% for the three months ended June 30, 2023;
●	Credit loss provision was $3.0 million compared to provision of $1.8 million for the second quarter 2023; and
●	Pre-tax, pre-provision net income was $16.2 million compared to $21.2 million for the same period in 2023.[1]

The Corporation further reported results for the six months ended June 30, 2024:

●	Net income was $22.3 million compared to the $32.0 million reported for the same period of 2023;
●	Diluted net income per common share of $1.89 compared to $2.66 for the same period of 2023;
●	Return on average assets was 0.93% compared to 1.33% for the six months ended June 30, 2023;
●	Credit loss provision was $4.8 million compared to provision of $3.6 million for the six months ended June 30, 2023; and
●	Pre-tax, pre-provision net income was $31.2 million compared to $42.6 million for the same period in 2023.[1]

1 Non-GAAP financial measure that Management believes is useful for investors and management to understand pre-tax profitability before giving effect to credit loss expense and to provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non GAAP reconciliations contained in this release.

Average Total Loans

Average total loans for the second quarter of 2024 were $3.20 billion versus $3.10 billion for the comparable period in 2023, an increase of $100 million or 3.22%. On a linked quarter basis, average loans increased $18 million or 0.55% from $3.18 billion as of March 31, 2024.

Total Loans Outstanding

Total loans outstanding as of June 30, 2024, were $3.20 billion compared to $3.13 billion as of June 30, 2023, an increase of $69 million or 2.21%, primarily driven by increases in Commercial Construction and Development, Commercial Real Estate, and Consumer Auto loans. On a linked quarter basis, total loans increased $12.0 million or 0.38% from $3.19 billion as of March 31, 2024.

Norman D. Lowery, President and Chief Executive Officer, commented “We are pleased with our second quarter results, as we experienced another quarter of loan growth. We also saw our net interest margin expand during the quarter as cost of funds pressure moderated. We expect continued improvement in coming quarters. Additionally on July 1st we closed our acquisition of SimplyBank expanding our footprint into attractive southeastern Tennessee markets.”

Average Total Deposits

Average total deposits for the quarter ended June 30, 2024, were $4.11 billion versus $4.12 billion as of June 30, 2023.

Total Deposits

Total deposits were $4.13 billion as of June 30, 2024, compared to $4.06 billion as of June 30, 2023, a $69 million increase, or 1.70%. On a linked quarter basis, total deposits increased $27.2 million, or 0.66%. Non-interest bearing deposits were $748.5 million and time deposits were $585.8 million as of June 30, 2024, compared to $817.4 million and $414.2 million, respectively for the same period of 2023.

Shareholders’ Equity

Shareholders’ equity at June 30, 2024, was $530.7 million compared to $496.9 million on June 30, 2023. During the last twelve months, the Corporation has repurchased 228,457 shares of its common stock. There were no shares repurchased during the quarter. 518,860 shares remain available for repurchase under the current repurchase authorization. During the quarter, the Corporation paid a $0.45 per share quarterly dividend in April, and declared a $0.45 quarterly dividend paid on July 15, 2024.

Book Value Per Share

Book Value per share was $44.92 as of June 30, 2024, compared to $41.47 as of June 30, 2023, an increase of 8.33%. Tangible Book Value per share was $37.12 as of June 30, 2024, compared to $33.70 as of June 30, 2023, an increase of $3.42 per share or 10.15%.

Tangible Common Equity to Tangible Asset Ratio

The Corporation’s tangible common equity to tangible asset ratio was 9.14% at June 30, 2024, compared to 8.44% at June 30, 2023.

Net Interest Income

Net interest income for the second quarter of 2024 was $39.3 million, compared to $42.2 million reported for the same period of 2023, a decrease of $2.9 million, or 6.86%, driven primarily by higher interest expense. Interest income increased $4.5 million and interest expense increased $7.4 million year-over-year.

Net Interest Margin

The net interest margin for the quarter ended June 30, 2024, was 3.57% compared to the 3.81% reported at June 30, 2023. On a linked quarterly basis, the net interest margin increased 4 basis points from 3.53% at March 31, 2024.

Nonperforming Loans

Nonperforming loans as of June 30, 2024, were $15.9 million versus $13.3 million as of June 30, 2023. The ratio of nonperforming loans to total loans and leases was 0.50% as of June 30, 2024, versus 0.43% as of June 30, 2023.

Credit Loss Provision

The provision for credit losses for the three months ended June 30, 2024, was $3.0 million, compared to $1.8 million for the second quarter 2023. The increase in provision as well as charge-offs discussed below were related to one previously identified credit, reflecting further deterioration in collateral values in the quarter.

Net Charge-Offs

In the second quarter of 2024 net charge-offs were $4.7 million compared to $1.5 million in the same period of 2023.

Allowance for Credit Losses

The Corporation’s allowance for credit losses as of June 30, 2024, was $38.3 million compared to $39.9 million as of June 30, 2023. The allowance for credit losses as a percent of total loans was 1.20% as of June 30, 2024, compared to 1.28% as of June 30, 2023. On a linked quarter basis, the allowance for credit losses as a percent of total loans decreased 5 basis points from 1.25% as of March 31, 2024.

Non-Interest Income

Non-interest income for the three months ended June 30, 2024 and 2023 was $9.9 million and $10.5 million, respectively. The 2023 amount included a $760 thousand gain on the sale of a branch which had been closed.

Non-Interest Expense

Non-interest expense for the three months ended June 30, 2024, was $32.7 million compared to $31.3 million in 2023. This included $654 thousand of acquisition related expenses during the quarter.

Efficiency Ratio

The Corporation’s efficiency ratio was 64.56% for the quarter ending June 30, 2024, versus 58.01% for the same period in 2023.

Income Taxes

Income tax expense for the three months ended June 30, 2024, was $2.2 million versus $3.5 million for the same period in 2023. The effective tax rate for 2024 was 16.29% compared to 17.99% for 2023.

About First Financial Corporation

First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A. First Financial Bank N.A., the fifth oldest national bank in the United States, operates 70 banking centers in Illinois, Indiana, Kentucky and Tennessee. Additional information is available at www.first-online.bank.

Investor Contact:

Rodger A. McHargue

Chief Financial Officer

P: 812-238-6334

E: rmchargue@first-online.com

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
END OF PERIOD BALANCES
Assets	$4,891,068	$4,852,615	$4,877,231	$4,891,068	$4,877,231
Deposits	$4,132,327	$4,105,103	$4,063,155	$4,132,327	$4,063,155
Loans, including net deferred loan costs	$3,204,009	$3,191,983	$3,134,638	$3,204,009	$3,134,638
Allowance for Credit Losses	$38,334	$40,045	$39,907	$38,334	$39,907
Total Equity	$530,670	$520,766	$496,888	$530,670	$496,888
Tangible Common Equity (a)	$438,569	$428,430	$403,824	$438,569	$403,824

AVERAGE BALANCES
Total Assets	$4,813,308	$4,804,364	$4,818,760	$4,808,836	$4,835,122
Earning Assets	$4,556,839	$4,566,461	$4,581,652	$4,561,650	$4,597,389
Investments	$1,279,278	$1,308,322	$1,395,446	$1,293,800	$1,401,695
Loans	$3,197,695	$3,180,147	$3,097,836	$3,188,921	$3,083,276
Total Deposits	$4,113,826	$4,045,838	$4,121,097	$4,079,832	$4,186,629
Interest-Bearing Deposits	$3,413,752	$3,326,090	$3,297,110	$3,369,921	$3,352,350
Interest-Bearing Liabilities	$152,303	$221,425	$185,318	$186,864	$140,739
Total Equity	$517,890	$522,720	$501,686	$520,305	$494,760

INCOME STATEMENT DATA
Net Interest Income	$39,294	$38,920	$42,187	$78,214	$86,522
Net Interest Income Fully Tax Equivalent (b)	$40,673	$40,297	$43,581	$80,970	$89,235
Provision for Credit Losses	$2,966	$1,800	$1,800	$4,766	$3,600
Non-interest Income	$9,905	$9,431	$10,453	$19,336	$19,828
Non-interest Expense	$32,651	$33,422	$31,346	$66,073	$63,667
Net Income	$11,369	$10,924	$15,987	$22,293	$31,967

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$0.96	$0.93	$1.33	$1.89	$2.66
Cash Dividends Declared Per Common Share	$0.45	$0.45	$0.54	$0.90	$0.54
Book Value Per Common Share	$44.92	$44.08	$41.47	$44.92	$41.47
Tangible Book Value Per Common Share (c)	$36.04	$36.26	$33.99	$37.12	$33.70
Basic Weighted Average Common Shares Outstanding	11,814	11,803	12,022	11,809	12,040

(a)Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder’s equity.
(b)Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c)Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder’s equity.

Key Ratios	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Return on average assets	0.94%	0.91%	1.34%	0.93%	1.33%
Return on average common shareholder's equity	8.78%	8.36%	12.75%	8.57%	12.92%
Efficiency ratio	64.56%	67.21%	58.01%	65.87%	58.38%
Average equity to average assets	10.76%	10.88%	10.48%	10.82%	10.27%
Net interest margin (a)	3.57%	3.53%	3.81%	3.55%	3.88%
Net charge-offs to average loans and leases	0.59%	0.19%	0.20%	0.39%	0.23%
Credit loss reserve to loans and leases	1.20%	1.25%	1.28%	1.20%	1.28%
Credit loss reserve to nonperforming loans	240.85%	165.12%	300.10%	240.85%	300.10%
Nonperforming loans to loans and leases	0.50%	0.76%	0.43%	0.50%	0.43%
Tier 1 leverage	12.14%	12.02%	11.49%	12.14%	11.49%
Risk-based capital - Tier 1	14.82%	14.69%	14.44%	14.82%	14.44%

(a)	Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Accruing loans and leases past due 30-89 days	$14,913	$17,937	$15,583	$14,913	$15,583
Accruing loans and leases past due 90 days or more	$1,353	$1,395	$682	$1,353	$682
Nonaccrual loans and leases	$14,563	$22,857	$12,616	$14,563	$12,616
Other real estate owned	$170	$167	$90	$170	$90
Nonperforming loans and other real estate owned	$16,086	$24,419	$13,388	$16,086	$13,388
Total nonperforming assets	$18,978	$27,307	$16,302	$18,978	$16,302
Gross charge-offs	$6,091	$3,192	$3,543	$9,283	$7,919
Recoveries	$1,414	$1,670	$2,030	$3,084	$4,447
Net charge-offs/(recoveries)	$4,677	$1,522	$1,513	$6,199	$3,472

Non-GAAP Reconciliations	Three Months Ended June 30,
	2024	2023
($in thousands, except EPS)
Income before Income Taxes	$13,582	$19,494
Provision for credit losses	2,966	1,800
Provision for unfunded commitments	(300)	(100)
Pre-tax, Pre-provision Income	$16,248	$21,194

Non-GAAP Reconciliations	Six Months Ended June 30,
	2024	2023
($ in thousands, except EPS)
Income before Income Taxes	$26,711	$39,083
Provision for credit losses	4,766	3,600
Provision for unfunded commitments	(300)	(100)
Pre-tax, Pre-provision Income	$31,177	$42,583

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	June 30,	December 31,
	2024	2023

	(unaudited)
ASSETS
Cash and due from banks	$75,073	$76,759
Federal funds sold	24,000	282
Securities available-for-sale	1,205,751	1,259,137
Loans:
Commercial	1,782,646	1,817,526
Residential	748,044	695,788
Consumer	666,130	646,758
	3,196,820	3,160,072
(Less) plus:
Net deferred loan costs	7,189	7,749
Allowance for credit losses	(38,334)	(39,767)
	3,165,675	3,128,054
Restricted stock	15,378	15,364
Accrued interest receivable	23,733	24,877
Premises and equipment, net	65,750	67,286
Bank-owned life insurance	114,767	114,122
Goodwill	86,985	86,985
Other intangible assets	5,116	5,586
Other real estate owned	170	107
Other assets	108,670	72,587
TOTAL ASSETS	$4,891,068	$4,851,146

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$748,495	$750,335
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	112,679	92,921
Other interest-bearing deposits	3,271,153	3,246,812
	4,132,327	4,090,068
Short-term borrowings	38,211	67,221
FHLB advances	108,575	108,577
Other liabilities	81,285	57,304
TOTAL LIABILITIES	4,360,398	4,323,170

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,165,023 in 2024 and 16,137,220 in 2023
Outstanding shares-11,814,093 in 2024 and 11,795,024 in 2023	2,016	2,014
Additional paid-in capital	144,632	144,152
Retained earnings	673,728	663,726
Accumulated other comprehensive income/(loss)	(134,501)	(127,087)
Less: Treasury shares at cost-4,350,930 in 2024 and 4,342,196 in 2023	(155,205)	(154,829)
TOTAL SHAREHOLDERS’ EQUITY	530,670	527,976
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,891,068	$4,851,146

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

			(unaudited)
INTEREST INCOME:
Loans, including related fees	$51,459	$46,479	$101,511	$91,074
Securities:
Taxable	5,833	6,231	11,764	12,467
Tax-exempt	2,601	2,678	5,204	5,276
Other	878	841	1,695	2,112
TOTAL INTEREST INCOME	60,771	56,229	120,174	110,929
INTEREST EXPENSE:
Deposits	19,694	11,957	37,425	21,484
Short-term borrowings	959	1,294	1,935	2,102
Other borrowings	824	791	2,600	821
TOTAL INTEREST EXPENSE	21,477	14,042	41,960	24,407
NET INTEREST INCOME	39,294	42,187	78,214	86,522
Provision for credit losses	2,966	1,800	4,766	3,600
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	36,328	40,387	73,448	82,922
NON-INTEREST INCOME:
Trust and financial services	1,318	1,185	2,652	2,502
Service charges and fees on deposit accounts	6,730	7,054	13,437	13,872
Other service charges and fees	286	196	509	400
Securities gains (losses), net	—	—	—	—
Interchange income	135	—	314	47
Loan servicing fees	414	264	683	549
Gain on sales of mortgage loans	299	311	475	490
Other	723	1,443	1,266	1,968
TOTAL NON-INTEREST INCOME	9,905	10,453	19,336	19,828
NON-INTEREST EXPENSE:
Salaries and employee benefits	17,380	16,946	34,710	34,104
Occupancy expense	2,201	2,132	4,560	4,731
Equipment expense	4,312	3,525	8,456	6,824
FDIC Expense	501	577	1,163	1,364
Other	8,257	8,166	17,184	16,644
TOTAL NON-INTEREST EXPENSE	32,651	31,346	66,073	63,667
INCOME BEFORE INCOME TAXES	13,582	19,494	26,711	39,083
Provision for income taxes	2,213	3,507	4,418	7,116
NET INCOME	11,369	15,987	22,293	31,967
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	3,535	(15,808)	(7,561)	(1,570)
Change in funded status of post retirement benefits, net of taxes	74	147	147	294
COMPREHENSIVE INCOME (LOSS)	$14,978	$326	$14,879	$30,691
PER SHARE DATA
Basic and Diluted Earnings per Share	$0.96	$1.33	$1.89	$2.66
Weighted average number of shares outstanding (in thousands)	11,814	12,022	11,809	12,040